UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2014

THE HOWARD HUGHES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-34856 (Commission File Number)	36-4673192 (I.R.S. Employer Identification No.)

One Galleria Tower
13355 Noel Road, 22nd Floor
Dallas, Texas  75240
(Address of principal executive offices)

Registrant’s telephone number, including area code:  (214) 741-7744

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

At the annual meeting of stockholders of The Howard Hughes Corporation, a Delaware corporation (the “Company”), held on May 14, 2014, the stockholders elected the Company’s Board of Directors (the “Board”) and voted upon two Board proposals contained within our Proxy Statement dated March 28, 2014.

The Board nominees were elected with the following vote:

Nominee	For	Against	Abstentions	Broker Non-Votes

William Ackman	26,526,716	82,122	56,530	5,753,251
Adam Flatto	26,572,394	36,642	56,332	5,753,251
Jeffrey Furber	26,575,836	33,210	56,322	5,753,251
Gary Krow	26,562,325	46,196	56,847	5,753,251
Allen Model	26,573,940	34,716	56,712	5,753,251
R. Scot Sellers	26,547,443	61,265	56,660	5,753,251
Steven Shepsman	26,574,062	34,094	57,212	5,753,251
Burton M. Tansky	26,559,413	49,295	56,660	5,753,251
Mary Ann Tighe	26,563,295	47,231	54,842	5,753,251
David R. Weinreb	26,593,006	16,740	55,622	5,753,251

The stockholders approved the following proposals and cast their votes as described below:

Proposal	For	Against	Abstentions	Broker Non- Votes

An advisory (non-binding) vote to approve the compensation of the named executive officers (1)	25,987,392	606,960	71,016	5,753,251

(1)         In 2011, 63.08% of the votes cast in our stockholder advisory vote on the frequency of advisory votes on executive compensation (the “Say-on-Frequency Proposal”) voted that the Company should submit advisory votes on executive compensation every third year. The Board evaluated the voting on the Say-on-Frequency Proposal and determined that the Company should submit advisory votes on executive compensation to its stockholders every year because it wants to be responsive to the large minority of stockholders who did not vote for a frequency of three years.

Proposal	For	Against	Abstentions

A vote to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014	32,332,566	12,028	74,025

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE HOWARD HUGHES CORPORATION

		By:	/s/ Peter F. Riley
Peter F. Riley
Senior Vice President, Secretary and General Counsel

Date:	May 19, 2014

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